Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports First Quarter 2022 Results

Delivers Fourth Consecutive Quarter of Sales Growth, Achieving Net Sales Increase of 5% or Net Sales Increase of 9% Excluding Divestitures; Continues Strategic Investments to Accelerate Growth as a Marketing Experience Company

SUSSEX, WI, May 3, 2022 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the first quarter ended March 31, 2022.

Recent Highlights

•Increased Net Sales 5% in the first quarter of 2022, or 9% sales growth excluding divestitures, driven by increased pricing in response to inflationary cost pressures; print segment share gains from new clients; and Net Sales growth in Targeted Print and Agency Solutions.
•Reported Net Loss of $1 million and Adjusted EBITDA of $49 million in the first quarter of 2022, compared to Net Earnings of $10 million and Adjusted EBITDA of $70 million in the first quarter of 2021.
•Implemented additional price increase, effective May 15, 2022, to help offset inflationary cost pressures.
•Continued making strategic investments in talent, equipment, technology, products and services to accelerate growth as a marketing experience company.
•Increased inventory levels of commercial printing paper and other materials to protect clients from ongoing supply chain disruptions and prepare for the seasonally higher production period in the second half of the year.
•Maintained significant liquidity including $138 million of cash on hand and up to $397 million in unused capacity under Quad’s revolving credit agreement as of March 31, 2022.
•Paid remaining $209 million on the unsecured 7.00% senior notes on May 2, 2022.

Joel Quadracci, Chairman, President & CEO of Quad, said: “Our continued positive sales growth momentum included print segment share gains from new clients and Net Sales growth in our Targeted Print and Agency Solutions offerings. Our unique platform helps brands reimagine their marketing experience to be more streamlined, impactful, flexible and frictionless. We will continue to make investments in the platform, including in our talent, equipment, technology, products and services, to further expand our through-the-line marketing offering to drive profitable growth.

“We were also not immune to macro-economic headwinds, including ongoing supply chain disruptions that impacted productivity and cost inflation, such as labor. We continue to work diligently to mitigate these impacts and, given the pace of inflation, implemented an additional price increase, which will go into effect May 15.

“As always, we remain focused on enhancing Quad’s financial strength and creating shareholder value and, to that end, will continue to prioritize growth while improving productivity and reducing debt during 2022. As a company committed to creating ‘a better way,’ we will continue to leverage our more than 50-year heritage of platform excellence, innovation and strong culture and social purpose to create a better, more purposeful and sustainable way forward for all our stakeholders.”

Summary Results

Results for the first quarter ended March 31, 2022, include:

•Net Sales — Net Sales were $744 million in the first quarter of 2022, reflecting topline growth up 5% from the same period in 2021. Excluding the divestiture of QuadExpress, a third-party logistics (3PL) business, Net Sales increased 9% from the first quarter of 2021. The Net Sales increase during the first quarter was due to increased pricing in response to inflationary pressures, print segment share gains from new clients, and Net Sales growth in Targeted Print and Agency Solutions.

•Net Earnings (Loss) and Adjusted EBITDA — Net Loss was $1 million in the first quarter of 2022, a decline of $11 million compared to the first quarter of 2021, which recorded Net Earnings of $10 million. Adjusted EBITDA was $49 million in the first quarter of 2022, as compared to $70 million last year. These declines were primarily due to the negative impact of supply chain disruptions on our productivity, investments in hiring and training labor in advance of peak production season during the second half of the year, and cost inflation, which was partially offset by revenue growth. Given the increasing rate of cost inflation, we have implemented a price increase, effective May 15, 2022, to help offset the impact of cost inflation on our profit margins.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.04 in the first quarter of 2022, as compared to $0.19 in the first quarter of 2021.

•Net Cash Provided by (Used in) Operating Activities and Free Cash Flow — Net Cash Used in Operating Activities was $17 million in the first quarter of 2022, as compared to the first quarter of 2021 with Net Cash Provided by Operating Activities of $73 million. Free Cash Flow decreased $92 million from last year to negative $36 million in the first quarter of 2022. The decline in Free Cash Flow was primarily due to higher working capital needs in 2022 due to supply chain challenges with resulting longer lead times, and to prepare for the seasonally higher production period in the second half of the year. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

•Net Debt — Debt less cash and cash equivalents increased by $40 million to $664 million at March 31, 2022, as compared to $624 million at December 31, 2021, primarily due to investments in working capital, talent and equipment to enable continued sales growth.

2022 Guidance

The Company’s full-year 2022 financial guidance is unchanged and is as follows:

Financial Metric	2022 Guidance
Annual Net Sales Change (1)	3% to 7% increase
Full-Year Adjusted EBITDA	$230 to $270 million
Free Cash Flow	$70 to $100 million
Capital Expenditures	$55 to $65 million
Year-End Debt Leverage Ratio (2)	Approximately 2.25x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, said: “We are pleased to have delivered 9% Net Sales growth excluding divestitures as more and more brands and marketers recognize the unique value of our through-the-line marketing offering. Our strong liquidity enabled us to pay off the remaining $209 million of our unsecured 7.00% senior notes on May 2, 2022, as part of our multi-year debt reduction plan, which includes achieving 2.25x debt leverage by the end of 2022. We will remain nimble as we manage supply chain challenges and cost inflation while continuing to invest in our business to drive revenue in our seasonally higher production period in the back half of the year, and accelerate our growth as a marketing experience company.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, May 4, to discuss first quarter 2022 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10165069/f219d3e6d1. Participants will be given a unique PIN to gain immediate access to the call on May 4, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:
•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until June 4, 2022, accessible as follows:
•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 11233437

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper and the materials to manufacture ink; the impact of inflationary cost pressures and supply chain shortages; the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the negative impacts the COVID-19 pandemic has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, including rising inflationary cost pressures on raw materials, distribution and labor, and future uncertain impacts; the failure to attract and retain qualified talent across the enterprise; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the impact of digital media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the impact negative publicity could have on our business; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the fragility and decline in overall distribution channels; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of risks associated with the operations outside of the United States (“U.S.”), including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war or terrorism; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology and marketing and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, equity in earnings of unconsolidated entity, and the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) before income taxes and equity in earnings of unconsolidated entity excluding restructuring, impairment and transaction-related charges, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands reimagine their marketing to be more streamlined, impactful, flexible, and frictionless. Quad’s strategic priorities are powered by three key competitive advantages that include integrated marketing platform excellence, innovation, and culture and social purpose. The company’s integrated marketing platform is powered by a set of core specialties including business strategy, insights and analytics, technology solutions, managed services, agency and studio solutions, media, print, in-store, and packaging.

Serving over 4,600 clients, Quad has more than 15,000 people working in 14 countries around the world.

Please visit quad.com for more information.

Investor Relations Contact
Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net sales	$744.2	$705.8
Cost of sales	619.6	559.8
Selling, general and administrative expenses	79.1	80.5
Depreciation and amortization	36.5	41.9
Restructuring, impairment and transaction-related charges	3.6	2.6
Total operating expenses	738.8	684.8
Operating income	5.4	21.0
Interest expense	9.3	14.5
Net pension income	(3.2)	(4.1)
Earnings (loss) before income taxes and equity in earnings of unconsolidated entity	(0.7)	10.6
Income tax expense	0.3	0.5
Earnings (loss) before equity in earnings of unconsolidated entity	(1.0)	10.1
Equity in earnings of unconsolidated entity	—	(0.1)
Net earnings (loss)	$(1.0)	$10.2

Earnings (loss) per share
Basic	$(0.02)	$0.20
Diluted	$(0.02)	$0.19

Weighted average number of common shares outstanding
Basic	51.5	51.4
Diluted	51.5	52.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2022 and December 31, 2021
(in millions)

	(UNAUDITED) March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$138.3	$179.9
Receivables, less allowance for credit losses	341.7	362.0
Inventories	249.1	226.2
Prepaid expenses and other current assets	45.1	41.0
Total current assets	774.2	809.1
Property, plant and equipment—net	716.3	727.0
Operating lease right-of-use assets—net	119.2	125.7
Goodwill	86.4	86.4
Other intangible assets—net	68.2	75.3
Other long-term assets	73.9	66.5
Total assets	$1,838.2	$1,890.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$396.3	$367.3
Other current liabilities	248.2	314.3
Short-term debt and current portion of long-term debt	251.5	245.6
Current portion of finance lease obligations	1.4	1.8
Current portion of operating lease obligations	28.6	28.1
Total current liabilities	926.0	957.1
Long-term debt	547.9	554.9
Finance lease obligations	1.4	1.4
Operating lease obligations	93.3	99.8
Deferred income taxes	12.8	11.9
Other long-term liabilities	119.5	128.1
Total liabilities	1,700.9	1,753.2

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	838.6	839.3
Treasury stock, at cost	(14.6)	(14.9)
Accumulated deficit	(528.8)	(527.8)
Accumulated other comprehensive loss	(159.3)	(161.2)
Total shareholders’ equity	137.3	136.8
Total liabilities and shareholders’ equity	$1,838.2	$1,890.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net earnings (loss)	$(1.0)	$10.2
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36.5	41.9
Impairment charges	0.1	0.8
Stock-based compensation	1.9	3.0
Gain on the sale or disposal of property, plant and equipment	(0.4)	(7.0)
Deferred income taxes	0.3	0.1
Other non-cash adjustments to net earnings (loss)	0.7	0.5
Changes in operating assets and liabilities—net of acquisitions and divestitures	(55.0)	23.4
Net cash provided by (used in) operating activities	(16.9)	72.9

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(19.1)	(16.9)
Cost investment in unconsolidated entities	(1.9)	(0.3)
Proceeds from the sale of property, plant and equipment	0.5	11.4
Other investing activities	1.8	(0.2)
Net cash used in investing activities	(18.7)	(6.0)

FINANCING ACTIVITIES
Payments of long-term debt	(3.7)	(33.9)
Payments of finance lease obligations	(0.8)	(0.8)
Borrowings on revolving credit facilities	25.5	4.4
Payments on revolving credit facilities	(23.1)	(5.7)
Equity awards redeemed to pay employees’ tax obligations	(2.5)	(1.1)
Payment of cash dividends	(1.4)	(1.4)
Other financing activities	(0.1)	(2.9)
Net cash used in financing activities	(6.1)	(41.4)

Effect of exchange rates on cash and cash equivalents	0.1	(0.1)
Net increase (decrease) in cash and cash equivalents	(41.6)	25.4
Cash and cash equivalents at beginning of period	179.9	55.2
Cash and cash equivalents at end of period	$138.3	$80.6

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2022
United States Print and Related Services	$651.1	$11.8	$1.7
International	93.1	3.7	1.6
Total operating segments	744.2	15.5	3.3
Corporate	—	(10.1)	0.3
Total	$744.2	$5.4	$3.6

Three months ended March 31, 2021
United States Print and Related Services	$634.6	$32.5	$1.1
International	71.2	1.5	0.8
Total operating segments	705.8	34.0	1.9
Corporate	—	(13.0)	0.7
Total	$705.8	$21.0	$2.6
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2022 and 2021
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net earnings (loss)	$(1.0)	$10.2
Interest expense	9.3	14.5
Income tax expense	0.3	0.5
Depreciation and amortization	36.5	41.9
EBITDA (Non-GAAP)	$45.1	$67.1
EBITDA Margin (Non-GAAP)	6.1%	9.5%

Restructuring, impairment and transaction-related charges (1)	3.6	2.6
Other (2)	—	0.2
Adjusted EBITDA (Non-GAAP) (3)	$48.7	$69.9
Adjusted EBITDA Margin (Non-GAAP)	6.5%	9.9%
______________________________
(1)Operating results for the three months ended March 31, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2022	2021
Employee termination charges (a)	$1.1	$4.7
Impairment charges (b)	0.1	0.8
Transaction-related charges (c)	0.2	0.2
Other restructuring charges (income) (d)	2.2	(3.1)
Restructuring, impairment and transaction-related charges	$3.6	$2.6
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains or losses on the sale of facilities and businesses. Gains included in other restructuring charges were $7.8 million during the three months ended March 31, 2021.
(2)Other includes the following items: (a) the equity in earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(3)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net cash provided by (used in) operating activities	$(16.9)	$72.9

Less: purchases of property, plant and equipment	(19.1)	(16.9)

Free Cash Flow (Non-GAAP)	$(36.0)	$56.0

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2022 and December 31, 2021
(in millions, except ratio)
(UNAUDITED)

	March 31, 2022		December 31, 2021
Total debt and finance lease obligations on the condensed consolidated balance sheets	$802.2		$803.7
Less: Cash and cash equivalents	138.3		179.9
Net Debt (Non-GAAP)	$663.9		$623.8

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$239.3		$260.5

Debt Leverage Ratio (Non-GAAP)	2.77	x	2.39	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2022, and December 31, 2021, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2021 (a)	March 31, 2022	March 31, 2021	March 31, 2022
Net earnings (loss)	$37.8	$(1.0)	$10.2	$26.6
Interest expense	59.6	9.3	14.5	54.4
Income tax expense	9.5	0.3	0.5	9.3
Depreciation and amortization	157.3	36.5	41.9	151.9
EBITDA (Non-GAAP)	$264.2	$45.1	$67.1	$242.2
Restructuring, impairment and transaction-related charges	18.9	3.6	2.6	19.9
Gains from sale and leaseback	(24.5)	—	—	(24.5)
Loss on debt extinguishment	0.7	—	—	0.7
Other (b)	1.2	—	0.2	1.0
Adjusted EBITDA (Non-GAAP) (c)	$260.5	$48.7	$69.9	$239.3
______________________________
(a)Financial information for the year ended December 31, 2021, is included as reported in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on February 23, 2022.
(b)Other is comprised of equity in earnings of unconsolidated entity and Adjusted EBITDA for unconsolidated equity method investments.
(c)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended March 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Earnings (loss) before income taxes and equity in earnings of unconsolidated entity	$(0.7)	$10.6

Restructuring, impairment and transaction-related charges	3.6	2.6
Adjusted net earnings, before income taxes (Non-GAAP)	2.9	13.2

Income tax expense at 25% normalized tax rate	0.7	3.3
Adjusted net earnings (Non-GAAP)	$2.2	$9.9

Basic weighted average number of common shares outstanding	51.5	51.4
Plus: effect of dilutive equity incentive instruments (1)	2.0	1.4
Diluted weighted average number of common shares outstanding (Non-GAAP)	53.5	52.8

Adjusted diluted earnings per share (Non-GAAP) (2)	$0.04	$0.19

Diluted earnings (loss) per share (GAAP)	$(0.02)	$0.19
Restructuring, impairment and transaction-related charges per share	0.07	0.05
Income tax expense from condensed consolidated statement of operations per share	—	0.01
Income tax expense at 25% normalized tax rate per share	(0.01)	(0.06)
Adjusted diluted earnings per share (Non-GAAP) (2)	$0.04	$0.19
______________________________
(1)Effect of dilutive equity incentive instruments for the three months ended March 31, 2022 is non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; and (iii) equity in earnings of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.